Exhibit 10 (f)

TIM HORTONS INC.

NON-EMPLOYEE DIRECTOR DEFERRED STOCK UNIT PLAN

EFFECTIVE 12/05/2006 AND AMENDED EFFECTIVE 3/6/2007, 5/3/2007 and 1/1/2008

Section 1. Purpose. The purpose of the Tim Hortons Inc. Non-Employee Director Deferred Stock Unit Plan (the “Plan”) is to strengthen Tim Hortons Inc. (the “Company”) and its subsidiaries (the “Subsidiaries”) by providing a long-term incentive to non-employee directors (“Eligible Directors”) of the Company and thereby encouraging them to devote their abilities and industry to the success of the Company and that of its Subsidiaries’ business enterprises. It is intended that this purpose be achieved by extending to Eligible Directors an added long-term incentive through the grant of Deferred Stock Units (“DSUs”) and by enabling Eligible Directors to achieve the required Share Ownership Guidelines (the “Guidelines”) as established by the Company’s Board of Directors (“Board”) through the holding of DSUs.

Section 2. Administration of the Plan.

2.1. Committee. The Plan shall be administered by the Human Resource and Compensation Committee (the “Committee”) of the Board, unless the Board otherwise directs from time to time. The Committee shall construe and interpret the Plan, establish such operating guidelines and rules as it deems necessary for the proper administration of the Plan and make such determinations and take such other action in connection with the Plan as it deems necessary and advisable. It shall determine the Eligible Directors to whom and the time or times at which awards shall be granted, the number of DSUs to be subject to each award, the terms and conditions of each award (and amendments thereto), and the duration of leaves of absence which may be granted to Eligible Directors without constituting a “separation from service” for purposes of the Plan (the Committee shall determine whether a leave of absence is appropriate on a case-by-case basis and in its sole discretion). Any such construction, interpretation, rule, determination or other action taken by the Committee pursuant to the Plan shall be final, binding and conclusive on all interested parties, including without limitation the Company and all Eligible Directors.

2.2. Committee Action. Actions by a majority of the Committee at a meeting at which a quorum is present, or actions approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. Subject to applicable law, prior Board action, and the Committee’s Charter, the Committee may delegate its authority under the Plan to any other person or persons. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award granted under it.

2.3. Accounts. The DSUs and Dividend Equivalent Rights (as defined below) granted under the Plan will be noted in a bookkeeping account (“Account”) established for each Eligible Director.

Section 3. Maximum Number of DSUs Subject to Plan. There will be no limit on the number of DSUs subject to the Plan.

Section 4. Eligible Director DSU Grants.

4.1. DSUs, Dividend Equivalent Rights. One DSU shall have the value of one share of Company common stock, par value U.S.$.001 per share and any other securities into which such share is changed or for which such share is exchanged (“Share”). A “Dividend Equivalent Right” means a right to receive the cash dividends or other distributions that are or would be payable with respect to the number of DSUs held by an Eligible Director if the DSUs were Shares. Each DSU shall be accompanied by one (1) related Dividend Equivalent Right. The cash value attributable to Dividend Equivalent Rights will be deferred and converted into additional DSUs based on the Fair Market Value (as defined below) of a Share on the date such dividend is paid (with the number of DSUs being granted rounded to the fourth decimal place). “Fair Market Value” or “FMV” on any date shall be equal to the mean of the high and low prices at which Shares are traded on the Toronto Stock Exchange on such date or the mean of the high and low prices at which the Shares are traded on the New York Stock Exchange, as designated by the Committee on or prior to such date.

4.2. Formula DSUs.

(i) Beginning in 2007, and each year thereafter, without further action required by the Committee, each Eligible Director shall be granted, on a quarterly basis, an aggregate number of DSUs equal at that time to twenty-five percent (25%) of the value of the annual equity retainer payable to Eligible Directors for acting on the Board as set forth in the then-applicable policy outline of director compensation, subject to proration consistent with administrative determinations under the Plan (“Equity Retainer” or “ER”), divided by the FMV of a Share on the date of grant (i.e., ((.25)(ER)/FMV = DSUs), rounded to the fourth decimal place. These quarterly grants shall continue until the Eligible Director holds a total number of Shares and/or DSUs required by the Guidelines. The DSUs that are required to be granted under this Section 4.2 shall be referred to as “Formula DSUs.”

(ii) After the ownership requirements of the Guidelines have been met for a particular Eligible Director, the Eligible Director shall continue to receive Formula DSUs as described in this Section 4.2 for each quarter of continuing service unless the Eligible Director makes an election (described in Section 4.2(iii) below) to have all or any part of such amount paid to him or her in cash. The Formula DSUs that are granted under the immediately preceding sentence shall be referred to herein as “Voluntary Formula DSUs,” and shall not be subject to the forfeiture provisions set forth in Sections 4.6 and 4.7.

(iii) Any election made pursuant to Section 4.2(ii) shall be made no later than December 31 of the calendar year immediately preceding the calendar year during which the Eligible Director will perform the services for which the grant would be made. After the beginning of a calendar year, an Eligible Director will not be permitted to change, terminate or revoke the Eligible Director’s election for such calendar year. Notwithstanding the foregoing and in the discretion of the Committee, any election made pursuant to Section 4.2(ii) may be submitted within thirty (30) days after the date on which the Eligible Director is first eligible to participate in this Plan, with respect to any grant to be made for services performed after such election is made. For purposes of the preceding sentence, an Eligible Director is first eligible to participate in this Plan only if the Eligible Director is not a participant in any other agreement, method, program or arrangement that, along with this Plan, would be treated as a single nonqualified deferred compensation plan under Treasury Regulation Section 1.409A-1(c)(2).

4.3. Elective DSUs.

(i) In addition, each Eligible Director may, to the extent permitted by the then-applicable director compensation policy outline, elect to receive all or a portion of his or her cash retainer payable to an Eligible Director for acting on the Board, as well as any other cash compensation payable to the Eligible Director for acting as the Chair of a Committee of the Board, acting as a member of a Committee of the Board or attending meetings of the Board or any Committee thereof, in the form of DSUs by filing an election with the Company no later than December 31 of the calendar year immediately preceding the calendar year during which the Eligible Director will perform the services for which the payments are to be made. After the beginning of a calendar year, an Eligible Director will not be permitted to change, terminate or revoke the Eligible Director’s election for such calendar year. Notwithstanding the foregoing and in the discretion of the Committee, any election made pursuant to this Section 4.3(i) may be submitted within thirty (30) days after the date on which the Eligible Director is first eligible to participate in this Plan, with respect to the cash retainer to be paid for services performed after such election is made. For purposes of the preceding sentence, an Eligible Director is first eligible to participate in this Plan only if the Eligible Director is not a participant in any other agreement, method, program or arrangement that, along with this Plan, would be treated as a single nonqualified deferred compensation plan under Treasury Regulation Section 1.409A-1(c)(2). Any DSUs granted under this Section 4.3 shall be referred to as “Elective DSUs.”

(ii) The number of Elective DSUs to be granted shall be equal to the cash compensation being deferred divided by the FMV of a Share on the date of grant, rounded to the fourth decimal place. Elective DSUs shall not be subject to the forfeiture provisions set forth in Sections 4.6 and 4.7.

4.4. Special Awards. Subject to the approval of the entire Board of Directors, the Committee may also grant DSUs on a discretionary basis from time to time (“Discretionary DSUs”) with such terms and conditions set forth in an applicable award agreement referred to in Section 4.8 and that are not inconsistent with the Plan.

4.5. Payment. Subject to Section 4.6, all DSUs shall be paid in cash based on the Fair Market Value of a Share on the date of the Eligible Director’s separation from service. Notwithstanding the foregoing, the Company shall be entitled to withhold and/or deduct any and all amounts required to be withheld from any payment hereunder on account of taxes or other governmental charges.

4.6. Distributions to U.S. Directors. Unless an Eligible Director, who is a resident in the United States, or is otherwise subject to the tax laws of the United States at the time of grant, has made a valid election under the Company’s U.S. Non-Employee Directors’ Deferred Compensation Plan (the “NQDC Plan”) no later than the date permitted under the NQDC Plan, all DSUs granted to such director shall be paid out in a lump sum as soon as administratively possible after such director’s separation from service, as specified in the award agreement. If an Eligible Director has made a valid election under the NQDC Plan with respect to some or all of the DSUs granted under this Plan, the DSUs shall be paid in accordance with the terms of the NQDC Plan. Notwithstanding the foregoing, all Formula DSUs (not including Voluntary Formula DSUs or Elective DSUs), and, unless otherwise provided in the agreement evidencing the grant, Discretionary DSUs, shall be forfeited if a director is removed from service due to the commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company or any of its Subsidiaries (“Cause”). The Committee reserves the right to limit the length of time that DSUs may be deferred beyond separation from service under the NQDC Plan, and reserves the right to permit or limit the right to make subsequent deferrals with respect to DSUs that have been previously deferred under the NQDC Plan. Where appropriate, the application of this Section 4.6 is subject to the provisions of Section 13 hereof, and for such purpose may be limited in any particular award agreement granting DSUs.

4.7. Distributions to Canadian Directors. All DSUs granted to Eligible Directors to which Section 13 of this Plan applies shall be paid out as soon as administratively possible following separation from service (and in any event no later than December 31 of the year following the year in which the Eligible Director’s separation from service occurs), unless the director has filed an election no later than December 31 of the year before the year in which a particular grant is made, to have such payment made at the end of the first calendar year commencing after the director’s separation from service. Notwithstanding the foregoing, and for greater certainty, Formula DSUs (not including Voluntary Formula DSUs or Elective DSUs) and, as applicable, Discretionary DSUs, shall be forfeited and no payment shall be made in respect thereof if an Eligible Director’s separation from service is as a result of a termination for Cause. To the extent Section 12 is applicable to an award under Section 4.7, the terms of this Section 4.7 may be limited in an award agreement granting the DSUs.

4.8. Agreements. All DSUs shall be evidenced by an agreement, which shall include the following terms and conditions:

(i) Eligible Director and Number of Units. Each agreement shall state the name of the Eligible Director to whom the DSUs have been granted and shall state the number of DSUs granted.

(ii) Non-Transferability. No DSUs awarded to the Eligible Director may be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

(iii) Vesting. Unless otherwise set forth in an applicable award agreement, all DSUs and accompanying Dividend Equivalent Rights shall vest upon separation from service.

4.9. Separation from Service. Subject to Section 14, for the purposes of this Plan, “separation from service” means a separation from service as defined under Code Section 409A and Treasury Regulation Section 1.409A-1(h).

Section 5. Effect of Change in Shares Subject to the Plan. In the event of a Change in Capitalization (as defined in the Tim Hortons Inc. 2006 Stock Incentive Plan (the “2006 Stock Plan”)), the Committee shall conclusively determine the appropriate adjustments, if any, to outstanding DSUs. These adjustments shall be made in the same manner as adjustments are made to awards that are outstanding under the 2006 Stock Plan. Adjusted DSUs shall remain subject to the same conditions which were applicable to the DSUs prior to the adjustments, provided that, notwithstanding the foregoing, any adjustment to a DSU to which Section 13 of this Agreement applies shall be on the basis that the amounts payable under such DSU shall continue to depend on the FMV of the Shares of the Company, or a corporation related thereto, at a time within the period beginning one year before the Eligible Director’s separation from service and ending at the time of receipt of payment.

Section 6. Multiple agreements. The terms of each award of DSUs may differ from other awards granted under the Plan at the same time, or at some other time.

Section 7. Amendment or Termination; Duration. Subject to applicable regulatory requirements, the Board may amend or terminate the Plan at any time, provided that the Board shall not make any change to outstanding DSUs that will impair the rights of the Eligible Director without the consent of the Eligible Director. The Plan shall continue until terminated by the Board. Notwithstanding anything to the contrary in this Plan, the Company, in its sole discretion, may terminate and liquidate the Plan in accordance with Treasury Regulation Section 1.409A(j)(4)(ix).

Section 8. Other Actions. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable.

Section 9. Costs and Expenses. The costs and expenses of administering the Plan shall be borne by the Company.

Section 10. Plan Unfunded. The Plan shall be unfunded.

Section 11. Laws Governing Plan. The Plan shall be construed under and governed by the laws of the State of Delaware and to the extent applicable to the Internal Revenue Code of 1986, as amended (the “Code”).

Section 12. Section 409A. To the extent applicable, it is intended that this Plan and the DSUs granted hereunder comply with Code Section 409A and the regulations promulgated thereunder (and any subsequent IRS notices or guidance), and this Plan will be interpreted, administered and operated accordingly. Nothing herein shall be construed as an entitlement to or guarantee of any particular tax treatment to an Eligible Director.

Section 13. Regulation 6801(d). Where a particular Eligible Director is resident in Canada for purposes of the Income Tax Act (Canada) (“ITA”) at the time of a particular grant of DSUs to such Eligible Director or otherwise is or is expected to be subject to tax under the ITA in accordance with any relevant Canadian income tax convention in respect of his or her remuneration as a director of the Company at the time of a particular grant of DSUs hereunder, it is intended that this Plan comply with Regulation 6801(d) under the Income Tax Act (Canada) with respect to such a grant, and this Plan and the DSUs granted by such a grant will be interpreted, administered and operated in good faith accordingly. In the event that any provision of or action pursuant to this Plan is inconsistent with Regulation 6801(d), then the applicable provisions of Regulation 6801(d) shall supersede such provision or action for the purposes of such a grant. For greater certainty, and without limiting the generality of the foregoing, no amount will be paid to, or in respect of, an Eligible Director under the Plan or pursuant to any other arrangement, and no DSUs will be granted to such Eligible Director to compensate for a downward fluctuation in the price of Shares, nor will any other form of benefit be conferred upon, or in respect of, an Eligible Director for such purpose. Nothing herein shall be construed as an entitlement to or guarantee of any particular tax treatment to an Eligible Director. The provisions of any agreement granting DSUs may contain such additional provisions as are necessary or appropriate to give effect to the foregoing.

Section 14. Non-U.S. Eligible Directors. Without amending the Plan, the Committee may grant DSUs to Eligible Directors who are nationals or residents of a jurisdiction other than the United States of America on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, and the like as may be necessary or advisable to comply with provisions of laws of other countries, and the individual award agreements may reflect such amendments and modifications.

Section 15. Captions. The captions to the several sections hereof are not a part of the Plan, but are merely guides or labels to assist in locating and reading the several sections hereof.

Section 16. Effective Date. The effective date of the Plan is December 5, 2006, as amended effective March 6, 2007, May 3, 2007 and January 1, 2008.